Exhibit 99.1

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
RUBRYC THERAPEUTICS, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

RubrYc Therapeutics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.       That the name of this corporation is RubrYc Therapeutics, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on October 27, 2017.

2.       That the Board of Directors duly adopted resolutions proposing to amend and restate the Second Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Second Amended and Restated Certificate of Incorporation of this corporation b8e amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is RubrYc Therapeutics, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 48,765,990 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 43,219,784 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.              COMMON STOCK

1.                  General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights, powers and preferences of the holders of Preferred Stock set forth herein.

2.                  Voting. The holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.              PREFERRED STOCK

1,480,079 shares of the authorized Preferred Stock of the Corporation are hereby designated “Founder Series Preferred Stock”, 38,875,360 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, and 2,864,345 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock” The rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to and imposed on the Preferred Stock are as set forth below in Part B of this Article Fourth. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.                  Dividends.

1.1              Dividends.

1.1.1        Holders of Series A-2 Preferred Stock and Series A Preferred Stock (collectively, the “Senior Preferred Stock”), prior and in preference to any declaration or payment of any dividend to the holders of the Founder Series Preferred Stock or the holders of the Common Stock, shall be entitled to receive, when and as declared by the Corporation’s Board of Directors (the “Board of Directors”), out of the assets of the Corporation available for distribution to its stockholders, a dividend on each outstanding share of Senior Preferred Stock in an amount equal to (a) with respect to the Series A-2 Preferred Stock, eight percent (8%) of the Series A-2 Original Issue Price (as defined below) and (b) with respect to the Series A Preferred Stock, eight percent (8%) of the Series A Original Issue Price (as defined below), per annum. If such dividends are declared, the Corporation shall pay such dividends either in cash or, at the option of the Board of Directors, by issuing (i) to each holder of Series A-2 Preferred Stock, that number of shares of Series A-2 Preferred Stock, valued at the Series A-2 Original Issue Price, equal to the aggregate dividend to which such holder is entitled and (ii) to each holder of Series A Preferred Stock that number of shares of Series A Preferred Stock, valued at the Series A Original Issue Price, equal to the aggregate dividend to which such holder is entitled. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be cumulative. The “Series A-2 Original Issue Price” shall mean $2.6184 per share and the “Series A Original Issue Price” shall mean $1.0677 per share, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization.

1.1.2        The Corporation shall not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Corporation (other than shares of Senior Preferred Stock pursuant to Section 1.1.1 and dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Founders Series Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Founders Series Preferred Stock in an amount at least equal to eight percent (8%) of the Founder Series Original Issue Price (as defined below). If such dividends are declared, the Corporation shall pay such dividends in cash. The “Founder Series Original Issue Price” shall mean $0.7086 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Founder Series Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2.                  Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1              Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event:

2.1.1        the holders of shares of Series A-2 Preferred Stock then outstanding shall be entitled to be paid first out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Series A Preferred Stock, the Founder Series Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) one times the Series A-2 Original Issue Price, plus (ii) any accrued but unpaid dividends (whether or not such dividends have been declared by the Board of Directors) (such amount, “Series A-2 Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A-2 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.1, the holders of shares of Series A-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.2        After the payment in full of the distributions required by Section 2.1.1, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Founder Series Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) one times the Series A Original Issue Price, plus (ii) any accrued but unpaid dividends (whether or not such dividends have been declared by the Board of Directors) (such amount, the “Series A Liquidation Preference” and together with the Series A-2 Liquidation Preference, the “Senior Preferred Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.3        After the payment in full of the distributions required by Section 2.1.1 and Section 2.1.2, the holders of shares of Founder Series Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount equal to $1,048,853 (the “Founders Series Liquidation Preference”), divided among the holders of Founder Series Preferred Stock on a pro rata basis. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Founder Series Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.3, the holders of shares of Founder Series Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2              Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock pursuant to Subsection 2.1 above, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such liquidation, dissolution or winding up of the Corporation, until such time as (i) the holders of Series A-2 Preferred Stock receive an aggregate amount per share that, together with the Series A-2 Liquidation Preference, is equal to two (2) times the Series A-2 Original Issue Price, (ii) the holders of Series A Preferred Stock receive an aggregate amount per share that, together with the Series A Liquidation Preference, is equal to two (2) times the Series A Original Issue Price, and (iii) the holders of Founders Series Preferred Stock receive an aggregate amount per share that, together with the Founder Series Liquidation Preference, is equal to two (2) times the Founder Series Original Issue Price, at which point any remaining amounts shall be distributed only to the holders of Common Stock. The aggregate amount which a holder of a share of a series of Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Applicable Preferred Liquidation Amount.”

2.3              Deemed Liquidation Events.

2.3.1        Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least sixty percent (60%) of the outstanding shares of Senior Preferred Stock elect otherwise by written notice sent to the Corporation at least 15 days prior to the effective date of any such event:

(a)               a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b)               the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2        Effecting a Deemed Liquidation Event.

(a)               The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b)               In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 60 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 60th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least sixty percent (60%) of the outstanding shares of Senior Preferred Stock so request in a written instrument delivered to the Corporation not later than 90 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, which assets shall be used for no other corporate purposes in each case except to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 120th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the Applicable Preferred Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem the shares of Preferred Stock to the fullest extent of such Available Proceeds in accordance with Section 2.1, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

2.3.3        Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

2.3.4        Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.3.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3.                  Voting.

3.1              General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2              Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series A Directors”). iBio, Inc., for so long as it and its Affiliates collectively hold at least 1,500,000 shares of the Company’s Stock of any class (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A-2 Director”, and, together with the Series A Directors the “Senior Preferred Directors”). The holders of record of the shares of Common Stock, voting together and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Common Director”). The Chief Executive Officer of the Corporation shall be entitled to appoint one (1) independent director of the Corporation (the “Independent Director”), subject to the consent of the holders of at least a majority of the outstanding shares of Senior Preferred Stock. Any director elected as provided in the preceding sentences of this Section 3.2 may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A-2 Preferred Stock, Series A Preferred Stock or Common Stock, as the case may be, fail to elect or approve a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the preceding sentences of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of Series A-2 Preferred Stock, Series A Preferred Stock or Common Stock, as the case may be, elect or approve a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect or approve a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including Founder Series Preferred Stock, the Series A Preferred Stock, and the Series A-2 Preferred Stock), voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation, if any. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series. The size of the Board shall not be changed without the consent of the holders of Series A-2 Preferred Stock.

3.3              Preferred Stock Protective Provisions.

3.3.1        Senior Preferred Stock. So long as either twenty-five (25%) percent of shares of Senior Preferred Stock are outstanding (as adjusted for any stock split, stock dividend, reverse stock split, stock combination or other similar recapitalization changes) or any shares of Series A-2 Stock are outstanding, the Corporation shall not, and shall not permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the voting power represented by the outstanding shares of Senior Preferred Stock (the “Senior Preferred Majority”), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)               liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

(b)               amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

increase or decrease (other than by conversion) the total number of authorized shares of Common Stock or Preferred Stock;

(c)               amend, alter or change the rights, preferences, or privileges of the Senior Preferred Stock

(d)               create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock or any other securities convertible into or exercisable for any security, having rights, preferences or privileges senior to or on parity with any class of Senior Preferred Stock (except issuances of up to 2,864,345 additional shares of Series A-2 Preferred Stock pursuant to the Series A-2 Stock Purchase Agreement, dated as of August 23, 2021 , among the Corporation and the investors party thereto);

(e)               purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on Senior Preferred Stock as expressly authorized herein and (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(f)                incur indebtedness from borrowed funds, guarantee indebtedness, or create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money and the indebtedness guaranteed by the Corporation or its subsidiaries following such action would exceed $250,000, unless such indebtedness or guarantee has received the prior approval of the Board of Directors, including the approval of the two (2) Series A Directors;

(g)               create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(h)               increase or decrease the authorized number of the Board of Directors;

(i)                 increase the number of shares authorized for issuance under any existing stock, stock option or equity incentive plan of the Corporation or create any new stock, stock option or equity incentive plan;

(j)                 license, sublicense, transfer or otherwise dispose of all or any material portion of the intellectual property rights of the Corporation outside the ordinary course of business of the Corporation; or

(k)               make any material modification in the nature of the business of the Corporation or add any new line of business unrelated to the business then being conducted by the Corporation.

Notwithstanding the foregoing, any action enumerated in this Section 3.3.1. that would disproportionately impact the Series A Preferred Stock, the Series A-2 Preferred Stock, or any series of stock into which either Series A Preferred or Series A-2 Preferred would convert, in an adverse manner from another series or class of capital stock of the Corporation shall require the written consent or affirmative vote of the holders of a majority of the issued and outstanding shares of the Series A Preferred Stock, Series A-2 Preferred Stock, or the converted series into which such shares were converted, as applicable.

4.                  Optional Conversion.

The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1              Right to Convert.

4.1.1        Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the Applicable Conversion Price (as defined below) in effect at the time of conversion plus, with respect to the Series A Preferred Stock or the Series A-2 Preferred Stock, any Additional Shares of Common Stock that may be payable pursuant to Section 4.3.1. The initial “Applicable Conversion Price” per share of Founder Series Preferred Stock, the Series A Preferred Stock, and the Series A-2 Preferred Stock shall be the Founder Series Original Issue Price, the Series A Original Issue Price, and the Series A-2 Original issue Price, respectively. Such initial Applicable Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2        Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2              Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3              Mechanics of Conversion.

4.3.1        Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent, and (b) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion, and (iii) pay any other unpaid dividends (regardless of whether they have been declared) on the shares of Preferred Stock converted.

4.3.2        Reservation of Shares. The Corporation shall at all times when Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

4.3.3        Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4        No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on Preferred Stock surrendered for conversion or on Common Stock delivered upon conversion.

4.3.5        Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4              Adjustments to Applicable Conversion Price for Diluting Issues.

4.4.1        Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a)               “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)               “Filing Date” shall mean the date upon which this Third Amended and Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware.

(c)               “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)               “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Filing Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the Corporation’s 2018 Equity Incentive Plan (the “Stock Plan”), or a plan, agreement or arrangement, in each case approved by the Board of Directors of the Corporation, including the approval of at least two (2) of the Preferred Directors; or

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided (1) such issuance is pursuant to the terms of such Option or Convertible Security and (2) such Convertible Securities and Options are outstanding as of the Filing Date;

(v)	Shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including approval of at least two (2) of the Preferred Directors;

(vi)	Shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including the approval of at least two (2) of the Preferred Directors; or

(vii)	Shares of Common Stock, Options, or Convertible Securities issued upon the conversion of any convertible promissory notes sold by the Company pursuant to the terms of that Amended and Restated Note Purchase Agreement, dated May 14, 2020, as amended, and that Convertible Note Purchase Agreement, dated on or about June 15, 2021.

4.4.2        No Adjustment of Applicable Conversion Price. No adjustment in the Applicable Conversion Price of the Founder Series Preferred Stock, the Series A Preferred Stock, or Series A-2 Proffered Stock, as applicable, shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from (a) holders of at least sixty percent (60%) of the then-outstanding shares of Founder Series Preferred Stock, (b) holders of at least sixty percent (60%) of the then-outstanding shares of Series A Preferred Stock, and (c) holders of at least sixty percent (60%) of the then-outstanding shares of Series A-2 Preferred Stock, as applicable, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3        Deemed Issue of Additional Shares of Common Stock.

(a)               If the Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)               If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Applicable Conversion Price as would have obtained had such revised ten is been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the lower of (i) the Applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)               If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Filing Date), are revised after the Filing Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)               Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, the Applicable Conversion Price shall be readjusted to such Applicable Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)               If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Applicable Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Applicable Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4        Adjustment of Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock.

(a)               Other Issuances of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Filing Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Applicable Conversion Price in effect immediately prior to such issue, then, with respect to (x) the Founder Series Preferred Stock, (y) the Series A Preferred Stock, and (z) the Series A-2 Preferred Stock, the Applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)	“CP2” shall mean the Applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(ii)	“CP1” shall mean the Applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)	“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock (x) issuable upon the exercise of Options that are outstanding immediately prior to such issue and (y) issuable upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding immediately prior to such issue);

(iv)	“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CPI (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CPI); and

(v)	“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5        Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)               Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)               Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)	The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6        Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, the Applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5              Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock, the Applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Filing Date combine the outstanding shares of Common Stock, the Applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6              Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in Additional Shares of Common Stock, then and in each such event the Applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Price then in effect by a fraction:

(1)               the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)               the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7              Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8              Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of applicable series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9              Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 30 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the Preferred Stock.

4.10          Notice of Record Date. In the event:

(a)               the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(b)               of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)               of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.                  Mandatory Conversion.

5.1              Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a per share price of at least five (5) times the Series A-2 Original Issue Price, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $30,000,000 of gross proceeds to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Senior Preferred Majority (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of the Founder Series Preferred Stock and/or Series A Preferred Stock and/or Series A-2 Preferred Stock, as applicable, shall automatically be converted into shares of Common Stock, at the then-effective conversion rate as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.2              Procedural Requirements. All holders of record of shares of Founder Series Preferred Stock and/or Series A Preferred Stock and/or Series A-2 Preferred Stock, as applicable, shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice shall be sent no less than three (3) business days prior to the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of such Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5.3              Series A-2 Conversion into a Qualifying Financing. Each share of Series A-2 Preferred Stock shall automatically convert, if the Corporation closes on the issuance of preferred equity securities for capital-raising purposes resulting in gross proceeds (individually or in the aggregate) to the Corporation of at least Ten Million U.S. Dollars (US$10,000,000) (excluding any amounts received in connection with the conversion of the Series A-2 Preferred Stock and convertible promissory notes issued by the Corporation) on or before August 23, 2022 (a “Qualifying Financing”), into that number of preferred equity securities issued in the Qualifying Financing (the “Automatic Conversion Securities”) equal to the greater of (i) one and (ii) the number obtained by dividing the Series A-2 Original Issue Price by the price per share of the Automatic Conversion Security paid by investors in the Qualifying Financing. In the event of the conversion of the Series A-2 Preferred Stock pursuant to this Section 5.3: (x) each holder of Series A-2 Preferred Stock agrees to surrender all stock Certificates for conversion at the closing of the Qualifying Financing and to execute all reasonably necessary documents in connection with the conversion of the Series A-2 Preferred Stock (including any definitive purchase agreement) that are executed by the investors in the Qualifying Financing; (y) the number of total shares issued shall be rounded to the nearest number and (z) the Corporation shall, at its sole cost and reasonably promptly following such delivery, issue and deliver certificates representing the number of fully paid and non-assessable Automatic Conversion Securities to such holder of Series A-2 Preferred Stock.

6.                  No Redemption. Other than as set forth in Section 2.3.2(b), no series of Preferred Stock shall be redeemable.

7.                  Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8.                  Waiver. Any of the rights, powers, preferences and other terms set forth herein of the (i) Founder Series Preferred Stock may be waived on behalf of all holders of Founder Series Preferred Stock by vote of the holders of at least sixty percent (60%) of the shares of Founder Series Preferred Stock, or (ii) the Series A Preferred Stock may be waived on behalf of all holders of Series A Preferred Stock by vote of the holders of at least sixty percent (60%) of the shares of Series A Preferred Stock then outstanding, or (iii) the Series A-2 Preferred Stock may be waived on behalf of all holders of Series A-2 Preferred Stock by vote of the holders of at least sixty percent (60%) of the shares of Series A-2 Preferred Stock then outstanding

9.                  Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity and waives any claim that the Excluded Opportunity constitutes a corporate opportunity that should have been presented to the Corporation. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock (or shares issued upon conversion thereof) or any partner, member, director, stockholder, employee, agent or affiliate of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless the Corporation demonstrates that such matter, transaction or interest was presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation. Furthermore, no Fund (as defined below) shall be liable to the Corporation for any claim arising out of, or based upon, (i) the investment by the Fund in any entity competitive with the Corporation or (ii) actions taken by any advisor, paltrier, officer, or other representative of the Fund to assist any such competitive entity or otherwise. A “Fund” is an entity that is a holder of Preferred Stock and that is primarily in the business of investing in other entities, or an entity that manages such entity.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forums for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court of the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

THIRTEENTH: For purposes of Section 500 of the California Corporations Code and any equivalent provision of another state’s law (in each case to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Certificate of Incorporation from employees, officers, directors or consultants of the Corporation in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board of Directors (in addition to any other consent required under this Certificate of Incorporation), such repurchase may be made without regard to any “preferential dividends arrears amount”, “preferential rights amount” or equivalent terms (as those terms are defined in Section 500 of the California Corporations Code or as such equivalent terms are defined under the applicable statue). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 and any equivalent provision of another state’s law, as applicable, in connection with such repurchase, the amount of any “preferential dividends arrears amount”, “preferential rights amount” or equivalent terms (as those terms are defined in the applicable statute) shall be deemed to be zero (0).

*                    *                    *

3.       That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.       That this Third Amended and Restated Certificate of Incorporation, which restates and amends this Corporation’s Second Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[Signature page follows]

IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on August 23, 2021.

By:	/s/ Isaac Bright
Name: Isaac Bright
Title: President and Chief Executive Officer